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                                                                    EXHIBIT 4.30

                                                                    EXHIBIT Q to
                                                     CLASS C REFUNDING AGREEMENT

                      AMENDMENT TO PARTICIPATION AGREEMENTS

            Each Participation Agreement is amended as follows:

            1. AMENDMENT TO SECTION 1.01. Section 1.01 of each Participation Agreement is amended by inserting after the words "Annex A" the words ", as amended by the First Indenture Amendment".

            2. AMENDMENT TO SECTION 4.02. (a) Section 4.02(d)(iv) of each Participation Agreement is amended by inserting after the words "Operative Document" the words ", the Class C Refunding Agreement".

            (b) Section 4.02(d)(viii) of each Participation Agreement is amended by inserting after the words "Operative Document" in the third line thereof the words ", the Class C Refunding Agreement", and by inserting after the words "Operative Documents" in the sixth line thereof the words ", the Class C Refunding Agreement".

            (c) Section 4.02(d)(ix) of each Participation Agreement is amended by inserting after the words "Operative Document" in the third line thereof the words ", the Class C Refunding Agreement".

            3. AMENDMENT TO SECTION 6.02. As used in Section 6.02 of each Participation Agreement, the term "Operative Documents" shall be deemed to include also the Class C Refunding Agreement.

            4. AMENDMENT TO SECTION 7.05. Clause (b) of the second sentence of
Section 7.05 of each Participation Agreement is amended by deleting therefrom the words "New Series C Equipment Notes," and "and/or Second New Series D Equipment Notes".

            5. AMENDMENT TO SCHEDULE III. Schedule III of each Participation Agreement is amended by deleting the existing description of Trust Supplement No. 2001-2C and substituting in lieu thereof the following: "Trust Supplement No. 2001-2C, dated as of October 26, 2001, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2001-2C".

            6. NEW CLASS C TRUSTEE A PARTY. For the avoidance of doubt, effective as of October 26, 2001 State Street Bank and Trust Company of Connecticut, National Association as Pass Through Trustee under the Basic Pass Through Trust Agreement and Trust Supplement No. 2001-2C dated as of October 26, 2001 shall be deemed to be a party to each Participation Agreement, shall be an "Indemnitee" as defined in Section 4.02(b) of each Participation Agreement, shall have the
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other rights of a Pass Through Trustee under each Participation Agreement, and shall be bound by the covenants and other obligations of a Pass Through Trustee under each Participation Agreement.